Exhibit 1.1
EXECUTION COPY
FIRST NATIONAL MASTER NOTE TRUST
$600,000,000 CLASS A SERIES 2009-1
ASSET BACKED NOTES
UNDERWRITING AGREEMENT
June 3, 2009
Banc of America Securities LLC
Hearst Tower
214 North Tyron Street
Charlotte, North Carolina 28255
RBS Securities Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
each acting on behalf of itself and
as Representative of the several
Underwriters named in Schedule A hereto
(together, the “Representatives”)
Ladies and Gentlemen:
     1. Introductory. First National Funding LLC (“FNF LLC” or the “Transferor”), a limited liability company formed under the laws of the State of Nebraska, proposes to cause First National Master Note Trust (the “Issuer”) to issue and sell $600,000,000 principal amount of Class A Series 2009-1 Asset Backed Notes (the “Notes”), to the Underwriters (as defined hereinafter) for whom you are acting as Representatives.
     One or more of the underwriters for the Notes listed on Schedule A hereto (the “Underwriters”) is a financial institution appearing on the Federal Reserve Bank of New York’s list of Primary Government Securities Dealers Reporting to the Government Securities Dealers Statistics Unit of the Federal Reserve Bank of New York (each such financial institution, a “Primary Dealer”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various Primary Dealers from time to time party thereto, each on behalf of itself and its respective customers as borrowers thereunder from time to time, and The Bank of New York Mellon, as Administrator, and The Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (“TALF”). To the extent expressly provided in this Agreement, and subject to the limitations in Section 10, certain of the rights, benefits and remedies of the Underwriters under this Agreement will be for the benefit of, and will be enforceable by, each Underwriter not only in such capacity but also in its capacity as a Primary Dealer and as a signatory to the MLSA.

     The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of October 16, 2002 (the “Trust Agreement”), between the Transferor and Wilmington Trust Company (“WTC”), as owner trustee (the “Owner Trustee”) and (b) the filing of a certificate of trust with the Secretary of State of Delaware on October 16, 2002. The Notes will be issued pursuant to a Master Indenture, dated as of October 24, 2002 (as amended, the “Master Indenture”), between the Issuer and The Bank of New York Trust Company, N.A. (successor to The Bank of New York) (“BNYTC”), as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2009-1 Indenture Supplement with respect to the Notes to be dated as of the Closing Date (as defined below) (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”).
     The assets of the Issuer include, among other things, certain amounts due (the “Receivables”) on a portfolio of Visa® and MasterCard® revolving credit card accounts owned by the Bank (the “Accounts”).
     The Receivables are transferred to the Issuer pursuant to the Transfer and Servicing Agreement, dated as of October 24, 2002 (as amended, the “Transfer and Servicing Agreement”), among the Transferor, First National Bank of Omaha, a national banking association (the “Bank”), as servicer (the “Servicer”) and the Issuer. The Receivables transferred to the Issuer by the Transferor are acquired by the Transferor from the Bank pursuant to a Receivables Purchase Agreement, dated as of October 24, 2002 (as amended, the “Receivables Purchase Agreement”), between the Transferor and the Bank.
     The Bank has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer and Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of October 24, 2002 (the “Administration Agreement”), between the Bank, as administrator (in such capacity, the “Administrator”), and the Issuer. The Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the “Transaction Documents.”
     This Underwriting Agreement is referred to herein as this “Agreement.” To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Transaction Documents.
     The Transferor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933 (the “Act”), a registration statement on Form S-3 (having the registration number 333-140273), including a form of prospectus and a form of prospectus supplement and such amendments thereto as may have been filed prior to the date hereof, relating to the Notes and the offering thereof in accordance with Rule 415 under the Act. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.” The Registration Statement has been declared effective by the Commission not more than three years prior to the date hereof.
     The Transferor proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, together with the information referred to under the caption “Static Pool Information” in the Prospectus Supplement regardless of whether it is deemed a part of the Prospectus Supplement, are hereinafter referred to as the “Prospectus”.
     At or prior to 1:30 p.m. (New York City Time) on June 1, 2009 (the time the first Contract of Sale (as defined below) was entered into as designated by the Representatives (the “Time of Sale”), the Transferor also had prepared a Preliminary Prospectus dated May 26, 2009, with respect to such Notes (together with the Additional Information, the “Time of Sale Information”). “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Transferor to the Representatives in accordance with the provisions hereof, together with the information referred to under the caption “Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or the Prospectus. “Additional Information” means information that is included in any road show presentation the Transferor has approved.
     If, subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Transferor and the Bank have prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), and as a result investors in the Notes elect to terminate their existing “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale in an amended Preliminary Prospectus approved by the Transferor and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”), together with the Additional Information, and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
     As used herein, references to any “Free Writing Prospectus” shall mean a “free writing prospectus” as defined in Rule 405 of the Act.

     The Transferor and the Bank hereby agree, severally and not jointly, with the Underwriters as follows:
     2. Representations and Warranties of the Transferor and the Bank. Each of the Transferor (the representations and warranties as to the Transferor being given by the Transferor) and the Bank (the representations and warranties as to the Bank being given by the Bank) represents and warrants to, and agrees (i) with, the Underwriters, and (ii) with respect to clauses (n)(ii), (r), (s) and (aa) of this Section 2 only, with the Underwriters who are Primary Dealers in their capacities as Primary Dealers with respect to TALF loans secured by the Notes, that:
     (a) The Transferor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Nebraska, and has all requisite power, authority and legal right to own its property, transact the business in which it is now engaged and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and to execute, deliver and perform its obligations under this Agreement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement and the Trust Agreement and to authorize the issuance of the Notes.
     (b) The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and to own the Accounts and to execute, deliver and perform its obligations under this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Administration Agreement.
     (c) The execution, delivery and performance of each of the Transaction Documents to which it is a party, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereby and thereby, and with respect to the Transferor, the issuance of the Notes, have been duly and validly authorized by the Transferor and the Bank, as applicable, by all necessary action on the part of the Transferor and the Bank, as applicable.
     (d) This Agreement has been duly authorized, executed and delivered by the Transferor and the Bank.
     (e) Each of the Transaction Documents has been, or on or before the Closing Date will be, executed and delivered by the Transferor and/or the Bank, as applicable, and when executed and delivered by the other parties thereto, will constitute a legal, valid and binding agreement of the Transferor and/or the Bank, as applicable, enforceable against the Transferor and/or the Bank, as applicable, in accordance with its terms, except, in each case, to the extent that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors’ or other obligees’ rights generally or the rights of creditors or other obligees of institutions insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.
     (f) The Notes have been duly authorized and will be issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Indenture and this Agreement, will be duly and validly executed, issued and outstanding and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy. The Notes will be in the form contemplated by the Indenture, and the Notes and the Indenture will conform to the descriptions thereof contained in the Preliminary Prospectus, the Prospectus and the Registration Statement, as amended or supplemented.
     (g) [Reserved].
     (h) Neither the Transferor nor the Bank is in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violation or defaults separately or in the aggregate would have a material adverse effect on the Issuer, the Transferor or the Bank.
     (i) None of the issuance and sale of the Notes or the execution and delivery by the Transferor or the Bank of this Agreement or any Transaction Document to which it is a party, nor the incurrence by the Transferor or the Bank of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) breach or violate any provision of the organizational documents applicable to the Transferor or the Bank, (iii) violate any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority applicable to the Transferor or the Bank, (iv) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, mortgage, deed of trust or instrument to which it is a party or by which it or its properties are bound, (v) result in the acceleration of any obligation of the Transferor or the Bank, or (vi) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Transaction Documents.
     (j) All approvals, authorizations, consents, orders and other actions of any Person or of any court or other governmental body or official required in connection with the execution and delivery by the Transferor or the Bank of this Agreement or the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder and thereunder, or the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.
     (k) All actions required to be taken by the Transferor or the Bank as a condition to the offer and sale of the Notes as described herein or the consummation of any of the transactions described in the Preliminary Prospectus, the Prospectus and the Registration Statement have been or, prior to the Closing Date, will be taken.
     (l) The Master Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder. The Indenture Supplement is not required to be qualified under the TIA.
     (m) The representations and warranties made by the Transferor in the Transfer and Servicing Agreement, the Trust Agreement and the Receivables Purchase Agreement or made in any Officer’s Certificate of the Transferor delivered pursuant to any Transaction Document to which it is a party will be true and correct at the time made and on and as of the Closing Date as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier or later date, such representation or warranty is true and correct at and as of such earlier or later date.
     (n) The representations and warranties made by the Bank (i) in the Receivables Purchase Agreement, and in its capacity as Servicer and Administrator, in the Transfer and Servicing Agreement and the Administration Agreement, respectively, or made in any Officer’s Certificate of the Bank delivered pursuant to any Transaction Document to which it is a party, and (ii) in the TALF Certification (as defined in subsection 7(p)) will be true and correct at the time made and on and as of the Closing Date as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier or later date, such representation or warranty is true and correct at and as of such earlier or later date.
     (o) The Transferor agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Transfer and Servicing Agreement, and agrees to take all action required by the Transfer and Servicing Agreement in order to maintain the security interest in the Receivables granted pursuant to the Transfer and Servicing Agreement and the Indenture, as applicable.

     (p) The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Receivables Purchase Agreement and agrees to take all action required by the Receivables Purchase Agreement in order to maintain the security interests in the Receivables granted pursuant to the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture, as applicable.
     (q) (i) The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.
     (ii) As of the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, except with respect to any modification as to which the Representatives have been notified, shall be in all substantive respects in the form furnished to the Representatives or its counsel before such date.
     (r) On the Effective Date, the Registration Statement did conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date, as of the Time of Sale and on the date of this Agreement conforms, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(b), the Preliminary Prospectus will conform, in all material respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and it does not include, nor will include, any untrue statement of a material fact nor omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from the Preliminary Prospectus in reliance upon and in conformity with Underwriters’ Information (as defined below). On the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder. Neither of such documents, as of its date, as of the date of this Agreement and as of the Closing Date, includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon Underwriters’ Information (as defined below). Each of the Transferor and the Bank hereby acknowledges that the statements set forth (i) on the cover page of the Prospectus Supplement on the line across from “Price to public,” (ii) in the table listing the Class A Underwriters and the Principal Amount of Class A

Notes under the heading “Underwriting” in the Prospectus Supplement, (iii) in the table following the second paragraph under the heading “Underwriting” in the Prospectus Supplement and the Preliminary Prospectus Supplement and (iv) in the penultimate paragraph under the heading “Underwriting” in the Prospectus Supplement and the Preliminary Prospectus Supplement (such information, the “Underwriters’ Information”) constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus or the Preliminary Prospectus.
     (s) The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon Underwriters’ Information.
     (t) Other than with respect to the Preliminary Prospectus, the Prospectus and any Additional Information approved by the Representatives, each of the Transferor, the Bank and the Issuer (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes. The Transferor will file with the Commission any Free Writing Prospectus used by the Transferor, the Bank or the Issuer if such filing is required by Rule 433(d) of the Act. If required by Rule 433(c)(2)(i) of the Act, each Free Writing Prospectus used by the Transferor, the Bank or the Issuer shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.
     (u) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise set forth therein, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, of the Bank or the Transferor.
     (v) The computer tape of the Receivables to be created as of April 30, 2009, and made available to the Representatives by the Servicer, will be complete and accurate in all material respects as of the date thereof.
     (w) There are no actions, proceedings or investigations pending or, to the best of its knowledge, threatened against or affecting the Transferor or the Bank (or any basis therefor known to the Transferor or the Bank) (i) asserting the invalidity of any of the Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation by the Transferor or the Bank of any of the transactions contemplated by the Transaction Documents, or (iii) which, individually or in the aggregate, if adversely decided, would materially and adversely affect the business, financial condition or results of operations of the Transferor, the Issuer or the Bank or of the Transferor’s or the Bank’s ability to consummate the transactions contemplated by the Transaction Documents.
     (x) None of the Issuer, the Transferor, the Bank, any Affiliates thereof or any of their agents has taken any action that would require registration of the Issuer, the Transferor or the Bank under the Investment Company Act of 1940, nor will the Issuer, the Transferor, the Bank, any Affiliates thereof or any of their agents act, nor have they authorized or will they authorize any person to act, in such a manner.
     (y) [Reserved].
     (z) The Transferor was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.
     (aa) On the Closing Date, (i) the Transferor and the Bank will have taken all actions required to be taken by such entities by the FRBNY for the Notes to be eligible collateral under the TALF, and (ii) the Notes will be eligible collateral under the TALF; provided, however, that neither the Transferor nor the Bank makes any representation or warranty with respect to the eligibility of a borrower for a loan under the TALF or whether any borrower has taken or its agents have taken the steps necessary to qualify for any such loan.
     3. Purchase, Sale, Payment and Delivery of the Notes.
     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Transferor, at a purchase price of 99.660% of the principal amount thereof, $600,000,000 aggregate principal amount of the Notes, each Underwriter to purchase the amounts shown on Schedule A hereto.
     (b) The Transferor will cause the Issuer to deliver the Notes to the Underwriters against payment of the purchase price in immediately available funds, drawn to the order of the Transferor, at the office of Kutak Rock LLP, in Omaha, Nebraska at 10:00 a.m., Chicago time, on June 9, 2009, such time being herein referred to as the “Closing Date.” Each of the Notes so to be delivered shall be represented by one or more definitive notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Notes will be available for inspection, checking and packaging by the Underwriters at the office at which the Notes are to be delivered in Omaha, Nebraska no later than 4:00 p.m., Chicago time, on the business day prior to the Closing Date.
     (c) Notwithstanding the foregoing, the obligation of the Transferor to sell the Notes to the Underwriters shall be subject to the Transferor receiving letters from the applicable Rating Agency stating that the notes designated in the Indenture Supplement as the “Class B Asset Backed Notes, Series 2009-1” (the “Class B Notes”) shall have received ratings of “A” and “A2,” from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, the notes designated in the Indenture Supplement as the “Class C Asset Backed Notes, Series 2009-1” (the “Class C Notes”) shall have received ratings of “BBB” and “BBB,” from Standard & Poor’s Ratings Services and Fitch, Inc., respectively, and the notes designated in the Indenture Supplement as the “Class D Asset Backed Notes, Series 2009-1” (the “Class D Notes”) shall have received ratings of “BB” and “BB” from Standard & Poor’s Rating Services and Fitch, Inc., respectively.
     4. Offering by Underwriters.
     (a) It is understood that after the Effective Date, each Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.
     (b) Each Underwriter shall comply with all applicable laws and regulations in connection with its use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Act.
     (c) Other than the Preliminary Prospectus, Prospectus, the Additional Information and other information approved by the Transferor, each Underwriter represents, warrants and agrees with the Transferor and the Bank that it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act. Notwithstanding the foregoing, the Transferor agrees that the Underwriters may disseminate information on Bloomberg to prospective investors relating solely to (i) information of the type identified in Rule 134 of the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Notes, expected pricing parameters of the Notes and the yields and weighted average lives of the Notes, and (iv) information constituting final terms of the Notes within the meaning of Rule 433(d)(5)(ii) under the Act (each such communication, an “Underwriter Free Writing Prospectus”); provided that in the case of the foregoing clauses (i) through (iv), other than the final pricing terms, such Underwriter Free Writing Prospectus would not be required to be filed with the Commission.
     (d) Each Underwriter severally represents, warrants and agrees with the Transferor, the Issuer and the Bank that:
     (i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Transferor, the Issuer or the Bank expressly for use therein, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to the related Underwriter within a reasonable period of time prior to the time of use of such Underwriter Free Writing Prospectus;
     (ii) if required by Rule 433(c)(2)(i) of the Act, each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and
     (iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Transferor no later than the date of first use and, unless otherwise agreed to by the Transferor and the related Underwriter, such delivery shall occur no later than the close of business for the Bank (Central Time) on the date of first use; provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Bank (Central Time) on the first Business Day after such date of first use.
     (e) Each Underwriter represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver the Preliminary Prospectus to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to such Underwriter by the Transferor or by the Bank), which delivery shall be prior to the applicable time of any such Contract of Sale with respect to such investor.
     (f) In the event the Bank, the Transferor or any Underwriter becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state any material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made, not misleading (“Defective Information”), such Underwriter, the Bank or the Transferor, as applicable, shall promptly notify the Representatives and, in the case of any Underwriter giving such notice, the Transferor, of such untrue statement or omission no later than one Business Day after discovery and the Transferor shall prepare and deliver to the Underwriters a Corrected Prospectus. Each Underwriter shall deliver such Corrected Prospectus to any person with whom a Contract of Sale was entered into based on such Defective Information, and such Underwriter shall provide any such person with adequate disclosure of the person’s rights under the existing Contract of Sale and a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

     5. Certain Agreements of the Transferor. The Transferor agrees with the Underwriters that:
     (a) Immediately following the execution of this Agreement, the Transferor will transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will not file any amendment of the Registration Statement with respect to the Notes or supplement to the Prospectus unless a copy has been furnished to the Representatives for their review a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing. The Transferor will advise the Representatives promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (b) If at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Preliminary Prospectus or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Act, the Transferor promptly will notify the Representatives of such event and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
     (c) As soon as practicable, the Transferor will cause the Issuer to make generally available to the Noteholders an earnings statement or statements of the Issuer covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder; provided, that this covenant may be satisfied by posting the monthly investor reports for the Trust for each month in such 12-month period on a publicly available website.
     (d) The Transferor will furnish to the Representatives and their counsel, without charge, copies of the Registration Statement (one of which will be signed and will include all exhibits), the Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Transferor will pay the expenses of printing or other production of all documents relating to the offering of the Notes.
     (e) The Transferor will endeavor to qualify the Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Transferor shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject the Transferor to general or unlimited service of process in any jurisdiction where it is not now so subject. The Transferor will promptly advise the Underwriters of the receipt by the Transferor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.
     (f) The Transferor will, and will cause the Issuer to, assist the Representatives in making arrangements with DTC, Euroclear and Clearstream, concerning the issue of the Notes, arranging with such clearing agency to permit the Notes to be eligible for clearance and settlement through such clearing agency and related matters.
     (g) So long as any Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representatives copies of each certificate and the annual statements of compliance delivered to (a) the Owner Trustee, the Indenture Trustee and each Rating Agency pursuant to Section 3.05 of the Transfer and Servicing Agreement and independent certified public accountant’s servicing reports furnished to the Indenture Trustee and the Rating Agencies pursuant to Sections 3.06(a) and (b) of the Transfer and Servicing Agreement, and (b) the Series 2009-1 Noteholders pursuant to Sections 5.03(a) and (d) of the Indenture Supplement, by first class mail promptly after such certificates, statements and reports are furnished to the Owner Trustee, the Indenture Trustee, the Series 2009-1 Noteholders or the Rating Agencies, as the case may be.
     (h) So long as any Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representatives, by first-class mail as soon as practicable (i) all documents concerning the Receivables or the Notes distributed by the Transferor or the Servicer (under the Transfer and Servicing Agreement) to the Owner Trustee, the Indenture Trustee or the Noteholders, or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any order of the Commission under the Act or the Exchange Act applicable to the Issuer or to the Transferor, or pursuant to a “no-action” letter obtained from the staff of the Commission by the Transferor and affecting the Issuer or the Transferor and (iii) from time to time, such other information concerning the Issuer as the Representatives may reasonably request.
     (i) To the extent, if any, that any of the ratings provided with respect to the Notes by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish such documents and take any such other actions as are necessary to satisfy such condition.

     (j) In connection with any disposition of the Definitive Notes pursuant to a transaction made in compliance with all applicable transfer restrictions contemplated herein and in the Indenture, the Transferor will cause the Issuer to reissue notes evidencing such Definitive Notes as required pursuant to the Indenture.
     (k) Until 30 days following the Closing Date, none of the Transferor or any trust or other entity originated, directly or indirectly, by the Transferor (including, without limitation, the Issuer) will, without the prior written consent of the Representatives, which shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Notes, the Class B Notes, the Class C Notes, the Class D Notes, any other publicly offered asset-backed securities and any variable funding notes issued pursuant to the renewal a variable funding note facility that has been privately placed with one or more commercial paper conduits).
     (l) The Transferor shall cause its computer records relating to the Receivables to be marked in accordance with Section 2.01(c) of the Transfer and Servicing Agreement to show the Issuer’s absolute ownership of the Receivables, and shall not take any action inconsistent with the Issuer’s ownership of the Receivables, other than as permitted by the Transfer and Servicing Agreement.
     (m) The Transferor will enter into or has entered into the Transfer and Servicing Agreement and other instruments to which this Agreement and the Transfer and Servicing Agreement contemplate it will be a party on or prior to the Closing Date. The Transferor will cause the Issuer to enter into any instruments to which this Agreement or any Transaction Document contemplates that either will be a party on or prior to the Closing Date.
     6. Certain Agreements of the Bank.
     (a) Until 30 days following the Closing Date, none of the Bank or any trust or other entity originated, directly or indirectly, by the Bank (including, without limitation, the Transferor) will, without the prior written consent of the Representatives, which shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Notes, the Class B Notes, the Class C Notes, the Class D Notes, any other publicly offered asset-backed securities and any variable funding notes issued pursuant to the renewal of a variable funding note facility that has been privately placed with one or more commercial paper conduits).
     (b) The Bank has entered into the Receivables Purchase Agreement, the Transfer and Servicing Agreement and will have entered into other instruments to which this Agreement and the Receivables Purchase Agreement and the Transfer and Servicing Agreement contemplate it will be a party on or prior to the Closing Date.
     7. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties by the Transferor and the Bank herein, to the accuracy of the statements of officers of the Transferor and the Bank made pursuant to the provisions hereof, to the performance by the Transferor and the Bank of their respective obligations hereunder and to the following additional conditions precedent:
     (a) On or prior to each of the date of this Agreement and the Closing Date, the Representatives shall have received an agreed upon procedures letter or letters of Deloitte & Touche LLP, dated on or prior to the date of the Preliminary Prospectus Supplement and the Prospectus Supplement, as applicable, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, which letter shall be substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to the Representatives and their counsel.
     (b) Each of the Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Representatives, shall be contemplated by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, limited or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction or any suspension of trading of any securities of the Issuer, the Bank, the Transferor or First National of Nebraska, Inc. or any of their Affiliates on any exchange or in the over-the-counter market; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) any downgrading in the rating of any debt securities of the Issuer, the Bank, the Transferor, First National of Nebraska, Inc. or any of their Affiliates by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other substantial national or international calamity or emergency which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the completion and sale of and payment for the Notes; and (v) any material adverse change in the financial markets for asset-backed securities in the United States which, in the Representatives’ judgment, makes it impractical to proceed with completion of the sale of and payment for the Notes.

     (d) The Representatives shall have received an opinion or opinions, dated the Closing Date, of Kutak Rock LLP, special counsel to the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel to the effect that:
     (i) The Transferor is a limited liability company in good standing, duly organized and validly existing under the laws of the State of Nebraska; FNFC is a special purpose business corporation in good standing, duly organized and validly existing under the laws of the State of Nebraska; the Bank is a national banking association in good standing, duly organized and validly existing under the laws of the United States of America; and each of the Transferor and the Bank (each referred to in this subsection (d) as an “FNBO Entity”) is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party, and to consummate the transactions contemplated thereby.
     (ii) Each of the Transaction Documents, this Agreement, the Indemnity Undertaking and the TALF Undertaking has been duly authorized, executed and delivered by each FNBO Entity that is a party thereto.
     (iii) Neither the execution and delivery of the Transaction Documents, this Agreement, the Indemnity Undertaking and the TALF Undertaking by either FNBO Entity that is party thereto nor the consummation of any of the transactions contemplated therein nor the fulfillment of the terms thereof, conflicts with or violates, results in a material breach of or constitutes a default under (A) any Requirements of Law applicable to such FNBO Entity, (B) any term or provision of any order known to such firm to be currently applicable to such FNBO Entity of any court, regulatory body, administrative agency or governmental body having jurisdiction over such FNBO Entity or (C) any term or provision of any indenture or other agreement or instrument known to such firm to which such FNBO Entity is a party or by which either of them or any of their properties are bound and, as to FNBO, which has been identified to us as material to the business or operations of FNBO.
     (iv) Except as otherwise disclosed in the Prospectus (and any supplement thereto) or the Registration Statement, there is no pending or, to the best of such firm’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Issuer, the Notes, this Agreement, any of the Transaction Documents, the Indemnity Undertaking or the TALF Undertaking or any of the transactions contemplated therein with respect to an FNBO Entity which, in the case of any such action, suit or proceeding if adversely determined, would have a material adverse effect on the Notes or the Issuer or upon the ability of either FNBO Entity to perform its obligations under this Agreement, the Transaction Documents.
     (v) Each of the Transaction Documents, the Indemnity Undertaking and the TALF Undertaking to which an FNBO Entity is a party constitutes the legal, valid and binding agreement of such Person under the laws of Nebraska, enforceable against each FNBO Entity that is a party thereto in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract), (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy and (D) the fact that certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.
     (vi) This Agreement constitutes the legal, valid and binding obligation of the Transferor and the Bank under the laws of the State of New York, enforceable against the Transferor and the Bank in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract), (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.
     (vii) The Notes are in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and when delivered against payment of the consideration specified in this Agreement, will be validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy and (D) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.
     (viii) [Reserved].
     (ix) The Registration Statement has become effective under the Act, and each of the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of such firm’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened or contemplated by the Commission.
     (x) The statements in the Base Prospectus under the headings “Risk Factors—If a conservator or receiver were appointed for First National Bank of Omaha, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur,” “Material Legal Aspects of the Receivables,” “ERISA Considerations” and “Federal Income Tax Consequences” and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Structural Summary—Tax Status” and “—ERISA Considerations” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.
     (xi) The Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.
     (xii) The Master Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Indenture Supplement is not required to be qualified under the TIA in connection with the Notes. The Issuer is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act of 1940, as amended.

     (xiii) No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by the Bank, FNFC, the Transferor or the Issuer of the transactions contemplated by the Transaction Documents and this Agreement, and the issuance of the Notes, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Notes by the Underwriters.
     (xiv) For federal income tax purposes: (i) the Notes will be characterized as debt; (ii) the Note Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; (iii) the issuance of the Notes will not adversely affect the tax characterization as debt of any outstanding series of notes issued by the Note Trust with respect to which an opinion of counsel was delivered at their time of issuance that such notes would be characterized as debt; and (iv) the issuance of the Notes will not otherwise constitute an event in which a gain or loss would be recognized by any holders of any outstanding series of notes issued by the Note Trust.
     (xv) The Indenture, the Administration Agreement and the Notes constitute the legal, valid and binding obligation of the Issuer under the laws of the State of Nebraska, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy and (D) the fact that certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.
     (xvi) Each of the Registration Statement, as of its effective date, the Preliminary Prospectus and the Prospectus, each as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations under the Act, except that in each case such counsel need not express any opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and, except as and, to the extent set forth in paragraphs (x) and (xi), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.
     (xvii) If the FDIC were appointed as conservator or receiver for the Bank (a) the FDIC regulation entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation,” 12 CFR §360.6 (the “Rule”) would be applicable to the transfers of Receivables by Bank to Transferor under the Receivables Purchase Agreement, (b) under the Rule, the FDIC could not, by exercise of its authority to disaffirm or repudiate contracts under 12 U.S.C. §1821(e), reclaim or recover the Receivables or the proceeds thereof from Transferor or the Issuer or recharacterize the Receivables or the proceeds thereof as property of Bank or the receivership for Bank, and (c) neither the FDIC (acting for itself as a creditor or as a representative of the Bank or its shareholders or creditors) nor any creditor of the Bank would have the right, under any bankruptcy or insolvency law applicable in the conservatorship or receivership of the Bank, other than Section 11(c) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1811 et seq. (the “FDIA”), to avoid transfers of Receivables by the Bank to the Transferor, to recover the Receivables, or to require the Receivables to be turned over to the FDIC or such creditor and (d) there is no power, other than powers referred to in the Rule, that is exercisable by the FDIC as conservator or receiver for the Bank that would permit the FDIC as such conservator or receiver to reclaim or recover the Receivables from the Transferor or to recharacterize the Receivables transferred by the Bank to the Transferor as property of the Bank or of the conservatorship or receivership for the Bank.
     (xviii) Certain matters regarding and related to the limited liability company agreement of the Transferor.
     (xix) Certain matters relating to the characterization of the Receivables under the UCC and to the transfer of the Receivables from the Transferor to the Issuer under the Transfer and Servicing Agreement.
     (xx) [Reserved].
     (xxi) Certain matters with respect to the attachment and perfection of the ownership interests and security interests granted under the Transaction Documents in the Receivables and the proceeds thereof, including that such assets are not subject to other Liens of record.
     Such counsel also shall state that they have participated in conferences with representatives of the Transferor and the Bank and their accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement, the Preliminary Prospectus and the Prospectus and have considered the matters to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraphs (x) and (xi)

above) and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus, as of its date, as of the Time of Sale and as of the Closing Date, or the Prospectus, as of the date hereof and as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to, and does not, make any comment in such opinion with respect to the financial statements, supporting Schedules and other financial or statistical information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus).
     In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, State of Nebraska and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, on certificates of responsible officers of the Issuer, the Bank, the Transferor and public officials.
     (e) The Representatives shall have received from Mayer Brown LLP, special counsel for the Underwriters, a negative assurance letter, dated the Closing Date, with respect to such matters relating to this transaction as the Representatives may require, and the Transferor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Representatives shall have received a certificate from each of the Transferor and the Bank, dated the Closing Date, of a Treasurer, Vice President or more senior officer of the Transferor or the Bank, as the case may be, in which such officer, to the best of his/her knowledge after reasonable investigation, shall state that (u) the representations and warranties of the Transferor and the Bank, as the case may be, in this Agreement are true and correct on and as of the Closing Date, (v) the Transferor or the Bank, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Transferor or the Bank, as the case may be, contained in this Agreement and the Transaction Documents to which it is a party are true and correct as of the dates specified herein and therein, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officers’ attention that would lead such officers to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Preliminary Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Preliminary Prospectus and the Prospectus or as described in such certificate.
     (g) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:
     (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.
     (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement.
     (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.
     (iv) Neither the execution, delivery or performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State).
     (v) Neither the execution, delivery and performance, by the Owner Trustee, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing trust powers of the Owner Trustee or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee.
     (vi) To such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.
     (h) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

     (i) The Issuer has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801 et seq. (referred to in this subsection (h) as the “Trust Act”).
     (ii) The Trust Agreement is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee, in accordance with its terms.
     (iii) Under the Trust Act and the Trust Agreement, the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes, and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer.
     (iv) Under the Trust Act and the Trust Agreement, the Issuer has (i) the power and authority to execute, deliver and perform its obligations under the Administrative Agreement, the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (h) as the “Trust Documents”) and the Notes, and (ii) duly authorized, executed and delivered such agreements and obligations.
     (v) Neither the execution, delivery and performance by the Issuer of the Trust Documents or the Notes, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State which certificate of trust has been duly filed and the filing of any financing statements with the Delaware Secretary of State in connection with the Indenture.
     (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule, or regulation of the State of Delaware applicable to the Issuer.
     (vii) Under Section 3805(b) of the Act, no creditor of the holder of the beneficial interest in the Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.
     (viii) Under Section 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the holder of the beneficial interest in the Issuer, and the dissolution, termination or bankruptcy of the holder of the beneficial interest in the Issuer shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

     (ix) The Owner Trustee is not required to hold legal title to the Trust Estate in order for the Issuer to qualify as a statutory trust under the Act.
     (i) The Representative shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:
     (i) The Indenture Trustee is organized and validly existing as a national banking association in good standing under the laws of the United States of America and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture.
     (ii) The acknowledgment by the Indenture Trustee of the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee. The Indenture Trustee has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.
     (iii) The Indenture Trustee has duly executed and authenticated the Notes.
     (iv) The Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law and to perform under the Transaction Documents to which it is a party, or which it has acknowledged.
     (v) None of (x) the execution and authentication of the Notes, (y) the acknowledgement of the Transfer and Servicing Agreement or (z) the execution, delivery and performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America governing the banking or trust powers of the Indenture Trustee or (B) the organizational documents of the Indenture Trustee.
     (vi) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgement of the Transfer and Servicing Agreement.
     (j) [Reserved].
     (k) The Representatives shall have received reliance letters addressed to the Representatives, dated as of the Closing Date, allowing the Representatives to rely on each opinion of counsel delivered to a Rating Agency, the Indenture Trustee, the

Transferor or the Bank in connection with the issuance of the Notes and not addressed to the Representatives.
     (l) The Representatives shall have received evidence satisfactory to the Representatives that the Notes shall have obtained the following ratings, Aaa by Moody’s Investors Service, Inc., AAA by Fitch, Inc. and AAA by Standard & Poor’s Ratings Services.
     (m) After the date hereof, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of the Bank or the Transferor the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Preliminary Prospectus and the Prospectus.
     (n) The Representatives shall have received opinions, dated as of the Closing Date, of Kutak Rock LLP, special counsel to the Transferor and the Bank in Nebraska, Illinois and New York, and Davenport, Evans, Hurwitz & Smith, L.L.P., special counsel to the Transferor and the Bank in South Dakota, with respect to such state tax matters as the Representatives shall reasonably request in a manner consistent with prior public note issuances by the Issuer.
     (o) The Transferor will furnish the Representatives with such conformed copies of the above and such other opinions, certificates, information, letters and documents as the Representatives or their counsel reasonably request.
     (p) On or prior to the date that the Prospectus is filed with the Commission, the Representatives shall have received evidence that the Bank and the Issuer have (i) executed a Certification as to TALF Eligibility, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “TALF Certification”) and (ii) included such executed TALF Certification in the final Prospectus to be filed with the Commission.
     (q) No later than four business days before the Closing Date the Representatives shall have received evidence that the Bank and any other applicable entity have executed an Indemnity Undertaking, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “Indemnity Undertaking”), and have delivered such Indemnity Undertaking, together with the TALF Certification, to the FRBNY in the manner prescribed by the FRBNY, with a copy to the Representatives.
     (r) No later than four business days before the Closing Date each Primary Dealer that has entered into an MLSA in connection with the TALF and is acting as agent, on or prior to the Closing Date, for purchasers of the Notes, shall have received a Term Asset-Backed Securities Loan Facility Undertaking dated no later than four business days before the Closing Date, in the form attached as Exhibit A hereto (the “TALF Undertaking”), with such changes as may be agreed to by the Bank and the Transferor (solely for purposes of this subsection 7(r) the “Issuer Parties”) and such

Primary Dealer and executed by the Issuer Parties, under which the Issuer Parties will agree to indemnify such Primary Dealer for certain losses as set forth therein.
     (s) No later than four business days before the Closing Date, the Representatives shall have received (i) an executed copy of an Auditor Attestation prepared by Deloitte & Touche LLP, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “Auditor Attestation”) and (ii) evidence that such Auditor Attestation has been delivered to the FRBNY in the manner prescribed by the FRBNY.
     (t) The Representatives shall have received a reliance letter, dated as of the Closing Date and addressed to the Underwriters, of Kutak Rock LLP, special counsel to the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel, to the effect that each Primary Dealer who is also an Underwriter, in its capacity as a Primary Dealer, and subject to the limitations in Section 10, will be entitled to rely on the negative assurances letter described in the penultimate paragraph of Section 7(d), or such negative assurances letter will provide for such reliance.
     (u) On the Closing Date, (i) the Transferor and the Bank shall have taken all actions required to be taken by such entities by the FRBNY for the Notes to be eligible collateral under the TALF and (ii) the Notes shall be eligible collateral under the TALF; provided, however, that neither the Transferor nor the Bank makes any representation or warranty with respect to the eligibility of a borrower for a loan under the TALF or whether any borrower has taken or its agents have taken the steps necessary to qualify for such loan.
     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Representatives, this Agreement and all obligations of the Representatives hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.
     8. Reimbursement of Expenses. The Transferor agrees to pay all costs and expenses in connection with the transaction herein contemplated (whether or not consummated), including, without limiting the generality of the foregoing: all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) incident to the qualification of the Notes for investment under the laws of such jurisdictions as either Representative designates, (iii) for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, (iv) incident to the preparation, printing (including word processing and duplication costs) and delivery of the Preliminary Prospectus and the Prospectus, including any Corrected Prospectus, and, including in each case all exhibits, amendments, attachments and supplements thereto, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary Prospectus, the Prospectus (including any Corrected Prospectus), the Transaction Documents and the furnishing to the Representatives of copies of the Preliminary Prospectus and the Prospectus (including any Corrected Prospectus) as herein provided, (vi) constituting the fees and disbursements of the

Representatives’ counsel and the Bank’s and the Transferor’s counsel and accountants, (vii) payable to each Rating Agency in connection with the ratings of the Notes and (viii) in connection with the structuring and marketing of the Notes (and any other miscellaneous expenses in connection therewith); provided that the Representatives shall not be obligated to pay any expenses of a defaulting Representative.
     9. Indemnification and Contribution.
     (a) The Transferor and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter (including in its capacity as a Primary Dealer), the respective directors, officers, employees and agents of each Underwriter and each Person who controls any Underwriter (including in its capacity as a Primary Dealer) within the meaning of Section 15 of the Act or Section 20 of the 1934 Act (the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriters (including in their capacity as a Primary Dealer) or any of them may become subject, under the Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus or (iv) any Additional Information, or other information provided by the Transferor or the Bank to any holder or prospective purchaser of the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Indemnified Party (including in its capacity as a Primary Dealer) for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Transferor and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriters’ Information; provided further, that such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of any Underwriter (or related Indemnified Party) (including in its capacity as a Primary Dealer) from whom the person asserting any loss, claim, damage or liability purchased the Notes that are the subject thereof if (i) the untrue statement or omission of a material fact contained in a Prospectus was corrected (a “Corrected Statement”) in a Corrected Prospectus, (ii) the Transferor gave such Underwriter prompt written notice of the need for a Corrected Prospectus, and (iii) the Transferor furnished sufficient copies of such Corrected Prospectus to such Underwriter sufficiently prior to the delivery of the confirmation of the sale of such Notes so as to allow a reasonable time for such Underwriter to deliver such Corrected Prospectus to such investor, but such Underwriter did not furnish such Corrected Prospectus to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Transferor or the Bank may otherwise have.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor, its directors and officers and each Person who controls the Transferor within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Transferor may become subject, under the Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or the Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information; and will reimburse any actual legal or other expenses reasonably incurred by the Transferor and the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the Underwriter’s discounts or commission applicable to the Notes to be sold by such Underwriter hereunder.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not (i) relieve it from any liability which it may have to any indemnified party except and to the extent of any material prejudice to such indemnifying party arising from such failure to provide such notice and (ii) in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, that if (x) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest which, if such counsel had been retained, would have required such counsel to withdraw from such representation, (y) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or to other indemnified parties, or (z) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or proceeding, then, in each such case, (1) the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties, (2) such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties (provided that, if more than one indemnified party is subject to the circumstances described in clause (y), then, to the extent permitted by the rules of professional conduct applicable to attorneys, all such indemnified parties shall be represented by one such separate counsel) and (3) all costs and expenses of each such indemnified party in connection with such action or proceeding shall be paid by the indemnifying party pursuant to subsection (a) or (b) above, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless, (i) the indemnified party shall have employed separate counsel in accordance with this sentence or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that in no event shall any Underwriter be responsible in the aggregate for any amount in excess of the Underwriter’s discount or commission applicable to the Notes to be sold by such Underwriter hereunder. The relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or the Bank or the Underwriters. The Transferor, the Bank and the Representatives agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Transferor and the Bank under this Section shall be in addition to any liability which the Transferor or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act or the 1934 Act and each director, officer, employee, and agent of an Underwriter and each such Person shall have the same rights to contribution as the Underwriter; and the obligations of any Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor or the Bank, to each officer of the Transferor or the Bank who has signed the Registration Statement and to each Person, if any, who controls the Transferor or the Bank within the meaning of the Act or the 1934 Act and each director, officer, employee, and agent of Transferor or Bank and each such Person shall have the same rights to contribution as the Transferor or Bank, as applicable.
     10. Limitation of Representations and Covenants of the Transferor and the Bank. The representations, covenants and agreements made by the Transferor and the Bank to any Primary Dealer, including, without limitation, those made in this Agreement, shall extend to a Primary Dealer only in connection with the performance by such Primary Dealer of its obligations under the TALF relating to the Notes, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Notes, or any other Person claiming by or through any such purchaser or owner of any third party beneficiary, for any purposes or in any circumstances, whether on the theory that a Primary Dealer has acted or acts as their agent or otherwise.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and the Bank or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Transferor, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Notes by the Underwriters is not consummated, the Transferor and the Bank shall remain responsible for the expenses to be paid by them pursuant to Section 8 and the respective obligations of the Transferor, the Bank and the Underwriters pursuant to Section 9 shall remain in effect.
     12. Obligations of the Underwriters.
     (a) Each Underwriter (severally and not jointly) represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Notes or distribute the Prospectus or any other offering materials relating to the Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof.
     (b) Each Underwriter further represents, warrants and agrees that (i) it has communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances under which Section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     13. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Transferor or the Bank. In the event of a default by any Underwriter as set forth in this Section 13, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter for its liability, if any, to the Transferor and the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:
Banc of America Securities LLC
Hearst Tower
214 North Tyron Street
Charlotte, North Carolina 28255
Attention: William A. Glenn
RBS Securities Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Matthew T. Andrews
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN AN ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
     17. Representatives. The Representatives will act for the several Underwriters in connection with this Agreement and the transactions contemplated hereby and any action undertaken under this Agreement taken by the Representatives will be binding upon the Underwriters.
     18. Absence of Fiduciary Relationship. The Transferor and the Bank acknowledge and agree that:
     (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Transferor, the Bank and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Transferor or the Bank on other matters;
     (b) the price of the Notes set forth in this Agreement was established by the Transferor and the Bank following discussions and arms-length negotiations with the Underwriters, the Transferor and the Bank are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) they have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transferor and the Bank and that the Underwriters have no obligation to disclose such interests and transactions to the Transferor or the Bank by virtue of any fiduciary, advisory or agency relationship; and
     (d) they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Transferor or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Transferor or the Bank, including stockholders, employees or creditors of the Transferor and the Bank.
[Signatures Follow on Next Page]

     If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Transferor whereupon this letter and your acceptance shall become a binding agreement among the Transferor, the Bank and the Underwriters.

Very truly yours, FIRST NATIONAL FUNDING LLC By FIRST NATIONAL FUNDING CORPORATION, its Managing Member

By	/s/ Karlyn M. Knieriem
	Name:	Karlyn M. Knieriem
	Title:	Senior Vice President

FIRST NATIONAL BANK OF OMAHA
By	/s/ Timothy D. Hart
	Name:	Timothy D. Hart
	Title:	Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date hereof RBS SECURITIES INC. as Representative of the Underwriters set forth herein
By	/s/ Dan McGarvey
	Name:	Dan McGarvey
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC as Representative of the Underwriters set forth herein
By	/s/ William A. Glenn
	Name:	William A. Glenn
	Title:	Managing Director
Underwriting Agreement

S-1

SCHEDULE A
Class A Notes

Principal Amount of
Underwriters	Class A Notes

RBS Securities Inc.	$200,000,000
Banc of America Securities LLC	$200,000,000
J.P. Morgan Securities Inc.	$200,000,000
Total	$600,000,000
Schedule A

EXHIBIT A
FORM OF TERM ASSET-BACKED SECURITIES LOAN FACILITY
UNDERTAKING
June 3, 2009
     This Term Asset-Backed Securities Loan Facility Undertaking (this “Undertaking”) is executed as of the date first written above by FIRST NATIONAL BANK OF OMAHA (the “Sponsor”) and FIRST NATIONAL FUNDING LLC (the “Transferor” and, together with the Sponsor, the “Issuer Parties”). Reference is hereby made to (i) the final prospectus supplement, dated June 3, 2009 (the “Prospectus Supplement”), and accompanied by the base prospectus, dated May 26, 2009 (the “Base Prospectus”) (collectively, the “Offering Memorandum”), relating to the $600,000,000 aggregate principal amount of Class A Floating Rate Asset Backed Notes, Series 2009-1 (the “Specified Securities”), issued by the First National Master Note Trust (the “Issuer”), (ii) the Master Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the primary dealers party thereto (the “Primary Dealers” and each, individually, a “Primary Dealer”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”), and (iii) the certifications and indemnities given by the Issuer Parties to Lender in connection with the Specified Securities (the “Issuer Documents”).
     SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement. In addition, as used herein, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):
     “Dealer Indemnified Party” means a Relevant Dealer and each person, if any, who controls any Relevant Dealer within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended.
     “Relevant Dealer” means any Primary Dealer that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.
     “Relevant Loan” means any Loan for which any of the Specified Securities have been pledged to Lender as Collateral.
     “TALF Provisions” means the portions of the Offering Memorandum that describe, or are relevant to, the qualification of the Specified Securities as Eligible Collateral, including without limitation the descriptions of the terms of the Specified Securities and the assets generating collections or other funds from which the Specified Securities are to be paid.
     SECTION 2. The Issuer Parties hereby represent, warrant and agree, for the benefit of each Relevant Dealer, as follows:
     (a) The Specified Securities constitute Eligible Collateral.

     (b) The certifications contained in the Issuer Documents are true and correct, and the Issuer Parties will promptly pay and perform their obligations under the Issuer Documents.
     (c) No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.
     SECTION 3. Indemnity. (a) Each Issuer Party, jointly and severally, will indemnify and hold harmless each Dealer Indemnified Party from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Indemnified Parties or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an Issuer Party’s breach of this Undertaking or the Issuer Documents, and will reimburse each Dealer Indemnified Party for any actual legal or other expenses reasonably incurred by the Dealer Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Issuer Party shall not be liable to a Dealer Indemnified Party for such Dealer Indemnified Party’s gross negligence, willful misconduct or fraudulent actions as determined by a court of competent jurisdiction in a final, nonappealable order.
Promptly after receipt by a Dealer Indemnified Party of notice of the commencement of any action or the assertion by a third party of a claim, such Dealer Indemnified Party will notify each Issuer Party in writing of the commencement thereof; but the omission so to notify any such Issuer Party will not (i) relieve it from any liability which it may have to any Dealer Indemnified Party except and to the extent of any material prejudice to any such Issuer Party arising from such failure to provide such notice and (ii) in any event, relieve it from any obligations to any Dealer Indemnified Party other than the indemnification obligation provided in subsection (a) above. In case any such action is brought against any Dealer Indemnified Party and it notifies the Issuer Party of the commencement thereof, the Issuer Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Issuer Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Dealer Indemnified Party (who shall not, except with the consent of the Dealer Indemnified Party, be counsel to the Issuer Party), provided, however, that if (x) the use of counsel chosen by the Issuer Party to represent the Dealer Indemnified Party would present such counsel with a conflict of interest which, if such counsel had been retained, would have required such counsel to withdraw from such representation, (y) the Dealer Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Issuer Party or to other Dealer Indemnified Parties, or (z) the Issuer Party shall not have employed counsel satisfactory to the Dealer Indemnified Party to represent the Dealer Indemnified Party within a reasonable time after receipt by the Issuer Party of notice of the institution of such action or proceeding, then, in each such case, (1) the Issuer Party shall not have the right to direct the defense of such action on behalf of such Dealer Indemnified Party or Dealer Indemnified Parties, (2) such Dealer Indemnified Party or Dealer Indemnified Parties shall have the right to select separate counsel to defend such action on behalf of such Dealer Indemnified Party or Dealer Indemnified Parties (provided that, if more than one Dealer Indemnified Party is subject to the circumstances described in clause (y), then, to the extent permitted by the rules of professional conduct applicable to attorneys, all such Dealer Indemnified Parties shall be represented by one such separate counsel) and (3) all costs and expenses of each such Dealer Indemnified Party in connection with such action or proceeding shall be paid by the Issuer Party pursuant to subsection (a) above, and after notice from the Issuer Party to such Dealer Indemnified Party of its election so to assume the defense thereof and approval by such Dealer Indemnified Party of counsel appointed to defend such action, the Issuer Party will not be liable to such Dealer Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Dealer Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless, (i) the Dealer Indemnified Party shall have employed separate counsel in accordance with this sentence or (ii) the Issuer Party has authorized in writing the employment of counsel for the Dealer Indemnified Party at the expense of the Issuer Party. No Issuer Party shall, without the prior written consent of the Dealer Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Dealer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Dealer Indemnified Party unless such settlement includes an unconditional release of such Dealer Indemnified Party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of such Dealer Indemnified Party.
     (b) This indemnity remains an obligation of each Issuer Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Issuer Party’s successors and assigns. Each Dealer Indemnified Party’s right to indemnification hereunder shall be enforceable against each Issuer Party directly, without any obligation to first proceed against any third party for whom such Dealer Indemnified Party may act, and irrespective of any rights or recourse that such Issuer Party may have against any such third party.
     SECTION 4. The Issuer Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Dealers are obtaining the Relevant Loans, pledging the Specified Securities as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Issuer Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Dealer Indemnified Parties in connection with the performance by a Related Dealer of its obligations with respect to the TALF Program and not in its capacity as an underwriter of the Specified Securities, and may not be relied upon by (i) the Dealer Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Specified Securities, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that the Primary Dealers act as their agents or otherwise.
     SECTION 5. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 6. This Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Undertaking.
     SECTION 7. Each Dealer Indemnified Party agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Transferor under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or all or any part of the property or assets of the Issuer or the Transferor or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

     IN WITNESS WHEREOF, the Issuer Parties have duly executed this Undertaking as of the day and year first written above.

FIRST NATIONAL BANK OF OMAHA
By:
Name:
Title:

FIRST NATIONAL FUNDING LLC
By:	FIRST NATIONAL FUNDING CORPORATION, its Managing Member

By:
Name:
Title:

A-5